Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Access Integrated Technologies, Inc. and subsidiaries on Form S-3 (Registration No. 333-123279), Form S-3 (Registration No. 333-127673), Form S-3 (Registration No. 333-129747), Form S-3 (Registration No. 333-136998), Form S-3 (Registration No. 333-140231), Form S-3 (Registration No. 333-142411), Form S-3 (Registration No. 333-144927), Form S-3 (Registration No. 333-146335), Form S-3 (Registration No. 333-150661), Form S-8 (Registration No. 333-124290), and Form S-8 (Registration No. 333-139091) of our report dated June 13, 2008 on our audit of the consolidated balance sheets of Access Integrated Technologies, Inc. and subsidiaries as of March 31, 2007 and 2008 and the related consolidated statements of operations, cash flows and stockholders' equity for the years then ended, and our audit of internal control over financial reporting as of March 31, 2008, which reports appear in this Form 10-K.  We also consent to the reference to our firm under the heading "Experts" in the Registration Statements on Form S-3 (Registration No. 333-123279), Form S-3 (Registration No. 333-127673), Form S-3 (Registration No. 333-129747), Form S-3 (Registration No. 333-136998), Form S-3 (Registration No. 333-140231), Form S-3 (Registration No. 333-142411), Form S-3 (Registration No. 333-144927), Form S-3 (Registration No. 333-146335), and Form S-3 (Registration No. 333-150661).

/s/ Eisner LLP
Florham Park, New Jersey
June 13, 2008